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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITOR'S REPORT

We consent to the incorporation by reference in Registration Statement No. 33-69414 of Mercury Air Group, Inc. on Form S-8 of our report dated September 14, 1999, appearing in this Annual Report on Form 10-K of Mercury Air Group, Inc. for the year ended June 30, 1999.

Deloitte & Touche LLP

Los Angeles, California
September 24, 1999